Exhibit 10.1

FOR IMMEDIATE RELEASE

POLAND’S LARGEST TELECOM, TPSA, PLACES $2M ORDER FOR
RiT’S PAIRVIEW PRO™

-- Another Major European Carrier to Deploy RiT’s Fast-ROI Solution --

Tel Aviv, Israel – December 8, 2004 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today announced that Telekomunikacja Polska S.A. (TPSA), Poland’s largest telecom operator, plans to deploy PairView Pro™ Outside Plant Mass-Verification systems valued at about $2 million to verify the massive copper plant of its Warsaw region. The order was secured by RiT’s Poland distributor, ComputerLand SA.

“PairViewPro is an important part of our initiative to increase the availability of our Neostrada ADSL services,” said Krzysztof Kozlowski of TPSA. “By documenting all the assets in our copper plant, the system will help us reclaim thousands of working but ‘lost’ copper pairs, immediately expanding our ability to address hot demand for broadband Internet access. In addition, with an accurate outside-plant database to guide our actions, we will be able to significantly reduce the errors and costs associated with service provisioning, installation and maintenance.”

Since 1996, major telcos throughout the world have been using PairView and PairView Pro to purify the Outside Plant Database, recover copper pairs, streamline ongoing provisioning and maintenance activities, and improve the quality of long-term planning.  The results are impressive: significantly reduced maintenance and service provisioning costs, faster DSL provisioning process, increased return on infrastructure capital investments, and improved customer satisfaction.

PairView Pro works by non-intrusively testing every copper pair in the physical plant – active as well as passive, and digital as well as analog – and identifying its assigned telephone number, type, connectivity status, electrical characteristics, and routing. This accurate information is used to build a reliable database which becomes a platform for more effective billing, maintenance, service provisioning and network management processes.

“We are delighted that another major operator has chosen PairView Pro, a proven and cost-effective way to maximize the return on the copper plant,” said Liam Galin, RiT’s President and CEO. “The impressive results achieved through the use of PairView by telcos all over the world are increasing the interest and demand for this state-of-the-art product. As a result, our pipeline of Carrier opportunities is stronger than it has ever been.”

About Telekomunikacja Polska (TPSA)

Telekomunikacja Polska, the leading provider of telephone services in Poland, provides services to more than 11 million subscribers. It is a leader in data transmission, satellite communications and Internet access in Poland. TP is a member of the TELEKOMUNIKACJA POLSKA Group, which also includes PTK Centertel, the operator of the mobile Idea network, TP Internet, a supplier of modern Internet solutions and Marketplanet, an e-trade platform. The company forms part of the France Telecom worldwide telecom group. For more information on Telekomunikacja Polska, visit its web site at www.telekomunikacja.pl.

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity, and SMART Cabling™ System components for single-source, end-to-end structured cabling solutions.

PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, Alcatel, TELMEX, TELENOR, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions.

For more information, please visit our website: www.rittech.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk detailed from time to time in the Company’s filings with the Securities Exchange Commission.

This press release is available at http://www.rittech.com/ & http://www.portfoliopr.com/

CONTACTS:

RiT Technologies

PORTFOLIO PR

Simona Green

Paul Holm / Jerry Cahn

VP Finance

212-736-9224

+972-3-766-4249

pholm@portfoliopr.com

simonag@rit.co.il

                          jcahn@portfoliopr.com